BUTZEL LONG, a professional corporation
                               380 Madison Avenue
                               New York, NY 10017

                               Tel: (212) 818-1110
                               FAX: (212) 818-0494
                           e-mail: barrett@butzel.com



                                        October 23, 2008





To the Trustees of Narragansett Insured Tax-Free Income

     We consent to the incorporation by reference into post-effective amendment No. 20 under the 1933 Act and No. 22 under the 1940 Act of our opinion dated October 16, 2007.


                                       Butzel Long, a professional
                                       Corporation



                                           /s/ William L.D. Barrett
                                       By:------------------------------